UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 15, 2008

FUND.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	333-121764	26-1143500
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Broadway, 4th Floor
New York, New York 10012
(Address of Principal Executive Offices)

(212)  625-3591
Registrant’s Telephone Number, Including Area Code

Eastern Services Holdings, Inc
1221 Ocean Avenue #1202
Santa Monica, California 90401
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement.

On January 15, 2008, Fund.com Inc. (“Fund”) merged (the “Merger”) with and into Eastern Services Holdings, Inc. (“Eastern”) pursuant to an Agreement and Plan of Merger, dated as of January 15, 2008 (the "Agreement"). In connection with the merger Eastern Services Holdings, Inc. changed its name to Fund.com Inc. (the "Surviving Corporation").  Pursuant to the Agreement, each share of common stock, par value $0.00001 per share of Fund (“Fund Common Stock”) was converted into the right to receive .1278 validly issued, fully paid and non-assessable shares of Class A Common Stock of the Surviving Corporation; provided, however, if a holder of Fund Common Stock also held Series A Preferred Stock, par value $.001 per share, of Fund (“Fund Preferred Stock”) then each share of Fund Common Stock held by such holder was converted into the right to receive .1278 validly issued, fully paid and non-assessable shares of Class B Common Stock (and Fund Preferred Stock held by such holder was cancelled).  Also pursuant to the Agreement, each share of common stock, $0.001 par value per share, of Eastern was converted into the right to receive one validly issued, fully paid and non-assessable share of Class A Common Stock of the Surviving Corporation.  As a result, at closing we issued 37,112,345 shares of our Class A Common Stock and 6,387,665 shares of our Class B Common Stock to former shareholders of Fund.com Inc., representing 87% of our outstanding Class A Common Stock and 100% of our Class B Common Stock following the merger. The merger consideration was determined as a result of arm’s-length negotiations between the parties.  Each share of Class A Common stock has one (1) vote per share.  Each share of Class B Common Stock has ten (10) votes per share.  The holders of Class B Common Stock shall have the right to convert each share of Class B Common Stock into one share of Class A Common Stock (adjusted to reflect subsequent stock splits, combinations, stock dividends and recapitalizations).

The shares of our Class A Common Stock and Class B Common Stock issued to Fund’s shareholders as part of the merger were not registered under the Securities Act of 1933, as amended. These shares may not be sold or offered for sale in the absence of an effective registration statement for the shares under the Securities Act of 1933, as amended, or an applicable exemption from the registration requirements. Certificates evidencing these shares of common stock contain a legend stating the same. No shares of the Surviving Corporation’s common stock issued to Fund’s shareholders will be immediately eligible for sale in the public market without restriction pursuant to Rule 144.

Upon the closing of the Merger, as of January 15, 2008, Ahkee Rahman, our sole director, resigned from all offices that she holds with Eastern Services Holdings, Inc. and from her position as our director effective immediately.  Following Ms. Rahman’s resignation and pursuant to the Agreement the directors of Fund, Daniel Klaus, Michael Hlavsa, Lucas Mann and Darren Rennick, became the directors of the Surviving Corporation.

On January 15, 2008 in connection with the closing of the Merger, Daniel Klaus was appointed Acting Chief Executive Officer, Lucas Mann was appointed Chief Marketing Officer, Michael Hlavsa was appointed Chief Financial Officer and Darren Rennick was appointed Executive Vice President.  In addition, as of February 1, 2008, Raymond Lang will become our Chief Executive Officer.

We amended and restated our certificate of incorporation in connection with the Merger and our amended and restated certificate of incorporation is incorporated herein by reference to Exhibit 3.1 to this Current Report on Form 8-K.

Unless otherwise indicated, the information contained herein has been adjusted to reflect a 9-for-1 dividend on the Surviving Corporation’s Class A Common Stock and Class B Common Stock, payable to holders of record of the Surviving Corporation’s Class A Common Stock and Class B Common Stock on January 15, 2008.

Following the Merger, the Surviving Corporation relocated our executive offices to 455 Broadway, 4th Floor, New York, New York 10012.  This summary description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Merger Agreement attached as an exhibit hereto.

Prior to the Merger, there were no material relationships between Eastern Services Holdings, Inc. and Fund.com or any of our respective affiliates, directors or officers.

Item 2.01    Completion Of Acquisition Or Disposition Of Assets.

The information set forth in Item 1.01 is hereby incorporated by reference.

The Merger

The information set forth in Item 1.01 is hereby incorporated by reference.

Changes Resulting from the Merger

As a result of the Merger Eastern Services Holdings, Inc. ceased being a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934.

Description of Our Company and Predecessor

Eastern Service Holdings, Inc. was incorporated under the laws of the State of Delaware on November 5, 2004. Eastern Service Holdings, Inc. commenced operations for the purposes of evaluating, structuring and completing a merger with Eastern Services Group, Inc. and, on November 9, 2004, Eastern Service Holdings, Inc. obtained all of the outstanding stock of Eastern Services Group, Inc. Eastern Services Group, Inc., was established in the State of Nevada in February 1998 and provides state and local tax consultation and analysis to casinos in the Las Vegas metropolitan area with a focus on assessing tax liability on real and personal property and review of sales and use tax.  On December 21, 2007, all of the issued and outstanding shares of common stock of Eastern Services Group, Inc. were sold to Richard S. Carrigan in exchange for approximately $105,000 in accrued salary. Following the sale, Eastern Services Holdings, Inc has no debts, liabilities or obligations relating to Eastern Services Group, Inc.

In conjunction with the closing of the Merger, the Surviving Corporation changed its name to Fund.com and succeeded to the business of Fund.com as our sole line of business.  We will also seek to obtain a new ticker symbol for quotation on the OTC Bulletin Board.

Description Of Business

Unless the context requires otherwise, “we”, “our”, “us” and similar expressions refer to Fund.com, Inc. prior to the closing of the Merger on January 15, 2008, and to Eastern Services Holdings, Inc. (now know as Fund.com, Inc.) as successor to the business of Fund.com, Inc., following the closing of the Merger on January 15, 2008.

    Our Business.

We were organized under the laws of the State of Delaware on September 20, 2007 under the name Meade Technologies Inc., and are a development stage company that intends to operate an internet-based investment fund marketplace and online community. On January 8, 2008 we changed our name to Fund.com Inc. Our executive offices are located at 455 Broadway, 4th Floor, New York, New York  10012. Our telephone number is (212) 625-3591. Our web address is: www.fund.com.  The contents of our website are not part of this current report and should not be relied upon with respect thereto.

Our main web presence, www.fund.com, will provide consumers with free information about investment funds including original, aggregated and community selected articles about the fund industry, statistics on fund performance and other fund-specific detail. Our objective is to establish www.fund.com as a source of information for individual investors regarding investment funds, including mutual funds, hedge funds, money market funds, exchange traded funds, closed-end funds, commodity funds and other types of pooled investment vehicles.  We intend to operate www.fund.com as an online vertical marketplace and search directory for fund information. We anticipate that www.fund.com will derive revenue from online advertising, lead generation and referral fees.  We also intend, through our wholly-owned subsidiary Fund.com Managed Products Inc. (formerly known as Meade Managed Products Inc.), to research and develop intellectual property in the form of fund investment indexes and related index-linked investment products and to license this intellectual property to third parties in consideration for recurring license fees paid to us based on a fixed percentage of assets managed by such third party using our index-linked investment products. Through another of our wholly-owned subsidiary, Fund.com Capital Inc. (formerly know as Meade Capital Inc.), we intend to structure and invest in index-linked investment products, generally referred to as structured products.

We believe that our target market, individuals with, or considering, an investment in an investment fund, is a multi-trillion dollar industry.  As reported by the Investment Company Institute (“ICI”) in its 2007 Investment Company Factbook, the United States mutual fund industry was a 10.6 trillion dollar industry in 2006, accounting for 48 percent of the 21.8 trillion dollars in mutual fund assets worldwide.  We believe that hundreds of billions of dollars flow annually into funds of all kinds. We also believe other large financial services industries like banking, mortgages and credit cards are successfully served by online companies like Bankrate.com, Lendingtree.com and Creditcards.com, respectively; however, we believe that the fund industry lacks similar vertically focused distribution providers. We believe that third party distribution of funds have largely been undertaken by financial advisors with traditional marketing channels, including in-person client meetings with brokers. We believe that existing sales channels can be successfully augmented by www.fund.com.

In response to consumer demand for detailed and easy to find information on specific topics, the internet has seen an increase in the popularity of vertical online marketplaces. The intention of a vertical marketplace is to provide consumers with the capability to research, compare and learn more about products and services in specific vertical industry sectors. Vertical marketplaces can deliver comprehensiveness, relevancy and efficiency in the form of in depth content for a specific niche to consumers and targeted, higher quality leads and advertising opportunities to advertisers.  We consider www.fund.com a vertical marketplace. By focusing on funds with www.fund.com we believe we will have an advantage over general financial information websites, in that we will be able to go deeper and present more structured information on the fund industry for our visitors than most general financial websites can. We believe that fund companies will gain exposure through www.fund.com to would-be fund buyers who are much closer in time to a purchase decision than someone searching for fund information through a search engine or a site focused more on stocks than funds.

We believe that several factors will make www.fund.com a successful vertical marketplace:

•	Aggregation of all fund related content;

•	Ease of use;

•	Presentation of unbiased information, thus allowing a user to trust that our marketplace is working for them, not for advertisers; and

•	Relevant and in-depth content.

    Our Industry

We intend to principally service the finance segment of the business information industry. We believe there is an increased demand for financial information arising from increasing complexity of investment instruments and that consumers will increasingly rely on the internet as the principal source of information that they use to access this information. The number of individual investors in the United States investing in funds is growing at a significant rate. In 2006, the United States individual investor market consisted of approximately 55 million United States households, according to the ICI, up from just 4.6 million United States households in 1980. We also believe ongoing growth in the number of investors and in the financial services industry as a whole, both in the United States and elsewhere, will continue to support demand for economic and financial information and that the preferred medium for finding this information will be the internet.

We intend to make the financial information we provide to our visitors accessible to investors first by paring back the amount of information available to investors, and focusing in on a specific segment of the investment industry, namely funds, and second by presenting this fund specific information to consumers in an approachable, easy to navigate manner.

    Our Strategy

    Our Fund.com Technologies Inc.(formerly Meade Online Technologies Inc.) Products

We divide the market for our fund information products and services into two segments: individual investors, and financial advisors and institutions, such as banks, insurance companies, mutual fund companies and brokerage firms.

        Individual Investors

It is our intention to build, as quickly as possible, a large community of investors or potential investors and to provide them with a forum where they will find information and data that they have collectively deemed relevant to financial investment decision making. We feel that charging for content will impair our ability to build this community; therefore at this time, we intend that the majority of our website content will be free.

We intend to derive a portion of our revenue from subscription sales. Certain items, like analyst reports, will be made available for purchase, at a profit to us, to those members of the www.fund.com community willing to subscribe to this data. However, we believe a significant portion of revenue will be derived from advertising and lead generation. These revenues are expected to be closely correlated to the number of unique visitors to our website.

We believe that many of these investors seek out third-party sources of information to validate the advice they receive. We also believe that it is in the best interests of financial professionals that investors become better educated on their investment decisions, as a better informed investor will optimize a financial planner’s ability to structure a risk aligned portfolio for its customer. For this reason, we believe that www.fund.com can be positioned as a resource to which financial advisors and even fund companies can refer their clients to become better educated on fund investments, in effect making our customer - the financial advisor - also a source of visitors to our website.

We also believe that investors are looking for independent sources for investment information for advice verification. While the demand for investment information and advice has increased, we believe that there is often a gap between the demand and the level of trust investors have in the information they are provided. Our site, www.fund.com, will be a community site populated by visitors whose primary agenda is to share financial information for the purpose of making sounder collective investment decisions. Where an investor may question the motivations of a financial advisor, an analyst or even a journalist, we believe an investor is less likely to question information that has been vetted and ranked by the www.fund.com investor peer community.

        Financial Advisors and Institutions

We expect to derive a significant portion of our revenue from lead generation and advertising sales, primarily from companies within the financial services industry. Given the nature and intended manner of presentation of our content, namely, always current finance related information and community based information analysis, we anticipate our audience will present an attractive demographic for advertisers. We believe the typical visitor to our site will be:

•	highly inclined to make an investment, most likely in a fund; and
•	a frequent return visitor, given that the information on our site is constantly being updated by our user community.

We will derive revenue from fees generated when lead forms filled in by www.fund.com visitors are submitted to funds or financial advisors.

We will also offer a variety of advertising options that may be purchased individually or in packages, such as “run-of-site” banner advertisements that run throughout our web site, priced CPM (cost per thousand impressions); premium positioning advertising featuring targeted advertisements; CPC (cost per click) search advertisements; sponsorships, which will run in a fixed area of our web site for a set duration; and advertising on email bulletins and other newsletters delivered to our community. We may also launch a contextual advertising program whereby advertisements from our inventory of advertisers would be served on www.fund.com affiliated websites like accreditedinvestor.com.

We believe that there is a significant and growing pool of financial advisors and fund companies that we can draw from for advertising and lead revenue. As of year-end 2006, there were, according to ICI, 15,638 investment companies in the United States: 8,726 mutual funds (including funds that invest in other funds), 5,907 unit investment trusts, 646 closed-end funds, and 359 exchange traded funds.

Fund.com Managed Products, Inc.

Our wholly-owned subsidiary, Fund.com Managed Products, Inc., a Delaware corporation, will specialize in developing asset management products. We intend for the products specifically to include the identification, construction and publishing of investment indices. The indices are intended to be designed to provide investors and the investment community with additional benchmarks for measuring absolute and relative investment performance. Indices can assist investors in better understanding the performance of their own investment portfolio as against the indices and, therefore, may be helpful information tools.

Fund.com Managed Products, Inc. intends to evaluate demand from its user community for such products and will seek to develop products where our management determines demand will result in adequate fee income.

Fund.com Capital Inc.

Fund.com Capital Inc., a Delaware corporation, is a wholly-owned subsidiary of Fund.com Managed Products, Inc. We intend for Fund.com Capital Inc. to make active (non-passive) investments on our behalf, including in other financial institutions and fund management companies and in strategic products offered or managed by either in certain instances. As described below under “Material Agreements or Arrangements” Fund.com Capital Inc has deposited $20.0 million of its seed funding in a 36 month CD issued by an affiliated offshore bank.

    Revenue Prospects

Online Advertising Revenue. Driving visitors to www.fund.com will be critical to our success. We believe our sales and marketing efforts will be responsible for generating a significant portion of new visits to our site. Additionally, we believe www.fund.com will have other competitive advantages in the generation of website traffic, including two key low cost means of generating traffic to www.fund.com, namely:

1.	its affiliation and cross-branding relationship with EQUITIES Magazine (a company affiliated with our largest shareholder in terms of votes), an established financial media company; and
2.	the URL www.fund.com is a domain name that is broad, easy to remember and highly marketable.

Database Lead Generation. We intend to market financial information products to potential customers identified in proprietary databases, including databases owned by EQUITIES Magazine.  It is our intention that we will be paid a fixed fee by lead partners such as fund companies, financial planners and other financial service information providers when one of our referrals opens an account with one of these lead partners. Our success will be dependent on the quality of the databases we market to and the appeal of the information-based products we are selling.

Content Licensing.  Through our wholly-owned subsidiary Fund.com Managed Products Inc., we intend to research and develop intellectual property in the form of fund investment indexes and related index-linked investment products and to license this intellectual property to third parties in consideration for recurring license fees paid to us based on a fixed percentage of assets managed by such third party using our index-linked investment products. We currently have intellectual property associated with one index from which we will generate licensing income. We intend to develop other content and other licensing agreements.

Advisory Fees.  We are in discussions with and intend to enter into consulting agreements to provide advisory services to third party investment product providers.  We intend that these third party providers will also enter into a license agreement for our indexes. We anticipate that these consulting agreements will provide for Fund.com Managed Products, Inc. to assist in establishing investment products that use our content as an investment benchmark.  Although we will not be the issuer of these investment products, we anticipate generating fees from both our consulting services and from third party indexes that are the subject of our licensing agreements.

Structured Products.  We have established Fund.com Capital Inc. to make active (non-passive) investments on our behalf, including in other financial institutions and fund management companies, and in strategic products offered or managed by either in certain instances.  On November 9, 2007, Fund.com Capital entered into a $20,000,000 certificate of deposit with an Antigua bank, the Global Bank of Commerce, which is an affiliate of one of our significant stockholders (GBC Wealth Management Limited).  Initially the deposit is credited with earned interest at 5% per annum for a term of three years.  We have begun negotiations with the bank to change the term of the deposit to one year and to modify the interest rate from a fixed rate to a variable rate of return.  We expect that the bank will determine the variable interest rate based on an index published by EQUITIES Magazine (which is owned by a significant stockholder), and that, on that basis, Fund.com Capital would receive a monthly credit (or have a monthly debit) to its term deposit in an amount equal to the increase or decrease in the published index. The term deposit would not be debited for decreases in the index for cumulative amounts that would result in the term deposit account being an amount less than the initial deposit amount.  Subject to receipt of any necessary approvals (including the approval of Global Bank of Commerce, which approval could be withheld in its sole discretion), we may seek to use all or a portion of this $20,000,000 to fund one or more control investments.

    Marketing, Content and Distribution

We plan to pursue a variety of sales and marketing initiatives to increase traffic to www.fund.com, license our content, expose our brands and build our customer databases. We intend that these initiatives will include promoting our services using online and email marketing, establishing content syndication and subscription distribution relationships with leading companies with whom we have had discussions, including with EQUITIES Magazine, and engaging in an ongoing public awareness campaign.

Marketing costs will be comprised of expenses associated with expanding brand awareness of our products and services to consumers and will include key word campaigns on internet search engines, print and internet advertising, marketing and promotion costs.

Online publishing costs will be expenses directly associated with the creation of online publishing revenue. These costs will include contractual revenue sharing obligations resulting from our distribution arrangements (distribution payments), editorial costs, market analysis and research costs, and allocated overhead.  Distribution payments will be made to web site operators for visitors directed to our online network; these costs will increase proportionately with gains in traffic to our online network. Editorial costs will relate to writers and editors who create original content for our online publications.

    Material Agreements or Arrangements

Under an Asset Purchase Agreement dated October 1, 2007, we acquired from FST Limited the domain name “www.fund.com” and associated intellectual property, for a total cost of $9,999,950.

On November 9, 2007, Fund.com Capital entered into a $20,000,000 certificate of deposit with an Antigua bank,  the Global Bank of Commerce, which is an affiliate of one of our significant stockholders (GBC Wealth Management Limited).  Initially the deposit is credited with earned interest at 5% per annum for a term of three years.  We have begun negotiations with the bank to change the term of the deposit to one year and to modify the interest rate from a fixed rate to a variable rate of return.  We expect that the bank will determine the variable interest rate based on an index published by EQUITIES Magazine (which is owned by our largest stockholder), and that, on that basis, Fund.com Capital  would receive a monthly credit (or have a monthly debit) to its term deposit in an amount equal to the increase or decrease in the published index. The term deposit would not be debited for decreases in the index for cumulative amounts that would result in the term deposit account being an amount less than the initial deposit amount. Subject to receipt of any necessary approvals (including the approval of Global Bank of Commerce, which approval could be withheld in its sole discretion), we may seek to use all or a portion of this $20,000,000 to fund one or more control investments.

    Competitive Business Conditions and Competitive Position

We anticipate that we will be in competition with both traditional and online companies engaged in the creation and distribution of business, investment, investment ratings content and index licensing.

We have several direct on-line competitors with long operating histories and well established brands such as Thestreet.com, The Wall Street Journal Online (www.wsj.com), Forbes.com, SmartMoney.com, MarketWatch.com, The Motley Fool and CNBC.com, as well as financial portals such as Yahoo! Finance and Google Finance. Our investment index competitors include Morningstar, Dow Jones, Standard & Poor’s, The Financial Times and MSCI Barra, a public company majority owned by Morgan Stanley.

Many of our competitors are established and have far greater financial resources, more experience and larger staffs than do we.  Additionally, many have proven operating histories, which we lack.  We expect to face strong competition from both well-established companies and small independent companies.  Significant competitive factors in our market include: the quality, originality, timeliness, insightfulness and trustworthiness of our content, our ability to introduce products and services that keep pace with new investing trends, the ease of use of services developed and the effectiveness of our sales and marketing efforts.

    Employees; Corporate Headquarters

We currently have four employees in the following capacities; Acting Chief Executive Officer, Chief Marketing Officer, Chief Financial Officer and Executive Vice President. As of February 1, 2008, Raymond Lang will serve as  our Chief Executive Officer.  We consider our relations with our employees to be good.  We have never had a work stoppage, and none of our employees is represented by collective bargaining agreements.  We believe that our future success will depend in part on our ability to attract, integrate, retain and motivate highly qualified personnel and upon the continued service of our senior management and key technical personnel.  None of our key personnel is bound by employment agreements that prohibit them from ending their employment at any time.  Competition for qualified personnel in our industry and geographical location is intense.  We cannot assure you that we will be successful in attracting, integrating, retaining and motivating a sufficient number of qualified employees to conduct our business in the future.

Our corporate headquarters are located at 455 Broadway, 4th floor, New York, NY, 10012.  We currently occupy this space on a month-to-month basis, at no cost.  The space is provided by an affiliate of the Company and is sufficient to maintain our operations for three months.

    Intellectual Property

We will rely on a combination of trademark, copyright and trade secret and laws in the United States and abroad as well as contractual provisions to protect our proprietary technology. We currently have trademarks registered in the United States for our website accreditedinvestor.com and intend to file for a trademark for our name combined with the eventual www.fund.com logo. We will rely on contractual provisions and copyright laws to protect source and the content of our websites.

    Governmental Regulation

We are an information services company and online advertising business. The growth and development of the market for internet commerce and communications has prompted both federal and state laws and regulations concerning the collection and use of personally identifiable information (including consumer credit and financial information under the Gramm-Leach-Bliley Act), consumer protection, the content of online publications, the taxation of online transactions and the transmission of unsolicited commercial email, popularly known as “spam.” More laws and regulations are under consideration by various governments, agencies and industry self-regulatory groups. We believe that our practices are in compliance with applicable laws.

Our activities may include, among other things, the offering of stand-alone services providing fund recommendations and analysis to subscribers, in contrast to providing such information as part of a larger online financial publication of more general and regular circulation. As a result, we may in the future be required to register with the Securities and Exchange Commission as an investment advisor under the Investment Advisers Act of 1940. Investment advisors are subject to Securities and Exchange Commission regulations covering all aspects of the operation of their business, including, among others:

• advertising,
• record-keeping,
• conduct of directors, officers and employees, and
• supervision of advisory activities.

    Risk Factors

        Risks Relating to Our Business and Industry

        We are still in an early stage of development and have earned limited revenue to date.

We are a development-stage company. We have earned limited revenues to date and have supported our operations primarily through private equity investment. Our operations are subject to all of the risks inherent in the establishment of a new business enterprise. Our likelihood of success must be considered in light of the problems, expenses and delays frequently encountered in connection with a new business and the development of new products and new technology.

        We have a limited operating history, which limits the information available to you to evaluate our business, and have a history of operating losses and uncertain future profitability.

On January 15, 2008, we completed the Merger. We expect that cash on hand will permit us to fund our current operations for the next three months. Unexpected increases in negative cash flow from operations or the failure to generate revenues would cause us to require additional external financing before that time. Under those circumstances, if we are unable to secure additional external financing on a timely basis, we will not have sufficient cash to fund our working capital and capital expenditure requirements and we will be forced to cease operations. In such event, the shares of our common stock may cease to have any value.  There is limited operating and financial information to evaluate our historical performance and our future prospects. We face the risks and difficulties of a development-stage company including the uncertainties of market acceptance, competition, cost increases and delays in achieving business objectives. We cannot assure you that we will succeed in addressing any or all of these risks or that our efforts will generate significant revenue or achieve future profitability. Our failure to do so would have an adverse effect on our business, financial condition and operating results.

     We will  require substantial additional financing.

We will  need to raise substantial additional capital to fund operations and grow our business. Our existing capital and future revenues are not expected to be sufficient to support the expenses of our operations.  We believe that our cash on hand will be sufficient to meet our projected operating and capital requirements for at least three months.  We require significant capital in order to accomplish our short-term goals.  We have no current arrangements with respect to these additional sources of financing.  We may not be able to obtain additional financing on favorable terms or at all.  If we are unable to raise additional funds when needed, we may be unable to continue operating, fund our development and expansion, pursue more aggressive marketing programs, successfully promote our brand name, develop or enhance our products and services, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business and the price of our stock.

    Potential Conflicts Of Interest

From time to time, we have entered into transactions with persons and entities deemed to be our affiliates, including entering into an agreement pertaining to a certificate of deposit with Global Bank of Commerce Limited, the parent of one of our shareholders (GBC Wealth Management Limited). In addition, we expect to enter into one ore more licensing or marketing agreements with Equities Media Acquisition Corp., one of our shareholders, or its affiliates. We believe that the terms of these transactions were more favorable to us than could have been obtained from unaffiliated parties. There can be no assurance, however, that future conflicts of interest will not arise with respect thereto, or that if conflicts  do arise, they will be resolved in a manner favorable to us.

        The interests of our controlling shareholders could conflict with those of our other shareholders resulting in the approval of corporate actions that are not in your interests.

Our executive officers and principal shareholders, collectively own or control approximately 35% of our Class A Common Stock (and approximately 94% of our voting power). In addition, Equities Media Acquisition Corp Inc., as holder of all of our outstanding Class B common stock, controls approximately 60% of our voting power and accordingly  has voting control over our Company.  Class B holders therefore have significant influence over management and affairs and over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets, for the foreseeable future. The Class B Common shareholder is able to control the outcome of shareholder votes, including votes concerning: amendments to our certificate of incorporation and by-laws; the approval of significant corporate transactions like a merger or sale of our assets; and control the election of our board of directors. This controlling influence could have the effect of delaying or preventing a change in control, even if our other shareholders believe it is in their best interest.

        Risks Related To The Investment Company Act Of 1940.

We do not believe that we are an investment company within the meaning of the Investment Company Act of 1940 (the “1940 Act”).  If we are deemed to be an investment company under the 1940 Act because of our investment securities holdings, we must register as an investment company under the 1940 Act. The 1940 Act and the rules thereunder contain detailed parameters for the organization and operation of investment companies.   Among other things, the 1940 Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requirements. We intend to conduct our operations so that we will not be deemed to be an investment company under the 1940 Act.  If anything were to happen which would cause us to be deemed to be an investment company under the 1940 Act, requirements imposed by the 1940 Act, including limitations on our capital structure, ability to transact business with affiliates and ability to compensate key employees, could make it impractical for us to continue our business as currently conducted and materially adversely affect our business, financial condition and results of operations. In addition, we may be required to limit the amount of investments that we make as a principal or otherwise conduct our business in a manner that does not subject us to the registration and other requirements of the 1940 Act.

        Substantially all of our assets are invested in an account with Global Bank of Commerce Limited.

Substantially all of our capital ($20.0 million has been invested in a three year non-cancellable certificate of deposit with Global Bank of Commerce Limited), the parent of one of our significant shareholders (GBC Wealth Management Limited).  As a result, we have only limited liquidity for the foreseeable future, and will need to raise substantial additional capital to pursue our business.

Global Bank of Commerce Limited is an unrated bank located in Antigua. Accordingly, we have substantial credit risk and exposure arising from this holding and concentration of assets in one institution. Our financial condition is largely dependent on Global Bank of Commerce performing its obligations under the CD.  We believe that our $20.0 million deposit represents a significant portion of Global Bank of Commerce’s total deposits and net worth.  This deposit does not have the benefit of any governmental or third party insurance.  Global Bank of Commerce is not subject to the types of capital requirements and other regulations that apply to U.S. financial institutions.  Accordingly, there can be no assurance that Global Bank of Commerce has or will have the financial wherewithal to repay the CD on a timely basis, or all.

If Global Bank of Commerce were to go bankrupt or become insolvent, or otherwise fail to perform its obligations under the CD, our assets, financial condition, results of operations and cash flow would severely suffer as a result.  Moreover, Global Bank of Commerce Limited is located in Antigua and, as a result, it may be difficult or impossible for us to bring an action against Global Bank of Commerce Limited in the United States in the event that we believe that Global Bank of Commerce defaults on its obligations to us. If Global Bank of Commerce defaults on the CD, we in any event may have no practical remedy. Our inability to enforce or obtain a remedy under our agreement with Global Bank of Commerce would severely damage our assets, financial condition and viability.

        We may issue shares of preferred stock that could defer a change of control or dilute the interests of our common shareholders and our charter documents could defer a takeover effort, which could inhibit your ability to receive an acquisition premium for your shares or your ability to sell your shares of common stock.

Our certificate of incorporation permits our board of directors to issue up to 10,000,000 shares of preferred stock without shareholder approval. All shares of the preferred stock remain available for issuance. Shares of our preferred stock, if issued, could contain dividend, liquidation, conversion, voting or other rights which could adversely affect the rights of our common shareholders and which could also be utilized, under some circumstances, as a method of discouraging, delaying or preventing a change in control. Provisions of our certificate of incorporation, by-laws and Delaware law could make it more difficult for a third party to acquire us, even if many of our shareholders believe it is in their best interest. These provisions may decrease your ability to sell your shares of our common stock.

        We depend on the services of our executive officers, and a loss of any of these individuals may harm our business.

Our performance is substantially dependent upon the performance of our executive officers and, to a lesser extent, certain other employees. The familiarity of these key employees to their respective industries makes these employees especially critical to our success. The loss of the services of any of our executive officers or key employees may harm our business and the cost to replace such individuals may put a strain on our limited resources.

        Our future is entirely dependent on the successful development of the Company’s technology, products and services.

We are in the initial stages of the development of www.fund.com and there is no assurance that when development is finished www.fund.com will perform as expected.  Our ability to continue operations will depend on the success of our development and integration of supplemental leading edge technology, and there is no assurance that the development and integration will be successful.

        The market acceptance of a new investment content provider is uncertain.

Even if we are successful in the development of our technology, our success will depend upon the acceptance of our product by the general public.  Insufficient market acceptance of our product would have a material adverse effect on our business, financial condition and results of operations. We anticipate a significant portion of our revenue to come from selling leads to mutual funds and investment brokers. Funds and brokers may not want to pay for these leads.

        We will need to expand our skilled personnel at all levels in a labor market that is extremely tight and retain those personnel that we do hire.

We will be required to hire and retain skilled employees at all levels of our operations in a market where such qualified employees are in high demand and are subject to receiving competing offers.  The inability to hire needed employees on a timely basis and/or the inability to retain those that we do hire could have a material adverse effect on our ability to meet the schedule of our strategic plan.

        We will need to successfully manage our growth, which we expect to be significant for the foreseeable future.

We plan on growing at a rapid pace, which will require, in part, the constant addition of new personnel in all areas of our operations.  Even if we are successful in finding and hiring the appropriate personnel, there will be a significant strain placed on our managerial, operational, reporting and financial resources.  We have taken preliminary steps to put in place the necessary legal, accounting, human resource management and other relationships and tools to enable us to deal with this growth more efficiently.  However, there is no assurance that we will be able to successfully manage this rapid growth.

        We must reach agreements with third parties to supply us with the hardware, software and infrastructure necessary to provide our services, and the loss of access to this hardware, software or infrastructure or any decline or obsolescence in functionality could cause our customers’ businesses to suffer, which, in turn, could decrease our revenues and increase our costs.

We have certain contemplated strategic vendor relationships that will be critical to our strategy.  We cannot assure you that these relationships can be obtained or maintained on terms favorable to us or at all.  Our success depends substantially on obtaining relationships with strategic partners, such as search engine technology developers, community polling software providers and outsourced software programmers.  If we are unable to obtain or maintain our relationship with strategic partners, our business, prospects, financial condition and results of operations will be materially adversely affected.

        We may be impacted by general economic conditions, which would negatively affect our business.

The investment industry is susceptible to negative trends in the national and/or regional economies.  The success of our business depends, in part, on a number of factors related to spending patterns in the overall economy and in particular by average investors.  Recent economic reports indicate that the rate of growth of the United States economy is slowing and that people are either nervous about investing their money or are concerned that they may not have funds available in the future to sustain an investment portfolio.  These trends could have an adverse impact on our ability to grow or achieve financial profitability.

        The rates we charge for our services may decline over time, which would reduce our revenues and adversely affect our profitability.

As our business model gains acceptance and attracts the attention of competitors, we may experience pressure to decrease the fees for our services, which could adversely affect our revenues and gross margin.  If we are unable to sell our services at acceptable prices, or if we fail to offer additional services with sufficient profit margins, our revenue growth will slow and our business and financial results will suffer.

        The market for web investment content is competitive.

Our proposed products and services will compete with products and services offered by numerous other entities.  Because we currently have no patented technology that would bar competitors from our market, and other barriers to entry in our market are relatively low, new competitors could enter our market at any time in the future.

We believe that our primary competitors include:

•	web sites offering investment information together with other related services, such as wsj.com, forbes.com, smartmoney.com, marketwatch.com, thestreet.com, cnbc.com, fool.com and Morningstar.com;

•	general purpose consumer web sites such as Google and Yahoo! that also offer financial investment content on their sites; and

•	traditional print media such as newspapers and magazines.

Many of our existing and potential competitors have longer operating histories in the internet market, greater name recognition, larger consumer bases and significantly greater financial, technical and marketing resources than we do.  Some of our competitors may also be able to provide customers with additional benefits at lower overall costs in an effort to increase market share.  We cannot be sure that we will be able to match cost reductions by our competitors. Our competitors and other companies may form strategic relationships with each other to compete with us.  These relationships may take the form of strategic investments, joint-marketing agreements, licenses or other contractual arrangements, which arrangements may increase our competitors’ ability to address customer needs with their product and service offerings.  We believe that there is likely to be consolidation in our markets, which could lead to increased price competition and other forms of competition that could cause our business to suffer.

        If we are unable to develop our web services and content, our business will suffer.

To remain competitive we must continue to enhance and improve the ease of use, responsiveness, functionality and features of our web site.  These efforts may require us to develop internally or to license increasingly complex technologies.  In addition, many companies are continually introducing new internet-related products, services and technologies, which will require us to update or modify our technology.  Developing and integrating new products, services or technologies into our web site could be expensive and time consuming.  Any new features, functions or services may not achieve market acceptance or enhance our brand loyalty.  We have not completed development and testing of certain of our proposed web site features.  If we fail to develop and introduce or acquire these features or other new features, functions or services effectively and on a timely basis, we may not continue to attract new users and may be unable to retain our existing users.  Furthermore, we may not succeed in incorporating new internet technologies, or in order to do so, we may incur substantial expenses.

        Any factors that limit the amount advertisers are willing to spend on advertising on our web sites could have a material adverse effect on our business.

We expect to derive significant revenue in the foreseeable future through the sale of advertising space and hyperlinks on our web site. Any factors that limit the amount advertisers are willing to spend on advertising on our web site could have a material adverse effect on our business. These factors may include:

● a lack of standards for measuring web site traffic or effectiveness of web site advertising;

● a lack of established pricing models for internet advertising;

●the failure of traditional media advertisers to adopt internet advertising;

●the introduction of alternative advertising sources; and

●a lack of significant growth in web site traffic.

Continuing to demonstrate the effectiveness of advertising on our web site is critical to our ability to generate advertising revenue. Currently, there are no widely accepted standards to measure the effectiveness of internet advertising, and we cannot be certain that such standards will develop sufficiently to support our growth through internet advertising. A number of different pricing models are used to sell advertising on the internet. Pricing models are typically either CPM-based (cost per thousand impressions) or performance-based. We utilize the CPM-based model, which is based upon the number of advertisement impressions, and the performance-based, or cost-per-click (“CPC”), model, which generates revenue based on each individual click on a particular advertisement. We cannot predict which pricing model, if any, will emerge as the industry standard. Therefore, it is difficult for us to project our future advertising rates and revenues. For instance, banner advertising, which we anticipate to be one of our primary sources of online revenue, may not be an effective advertising method in the future. If we are unable to adapt to new forms of internet advertising and pricing models, our business could be adversely affected.

        If we fail to detect click-through fraud or unscrupulous advertisers, we could lose the confidence of our advertisers, thereby causing our business to suffer.

We are exposed to the risk of fraudulent clicks on our ads by persons seeking to increase the advertising fees paid to us. Clickthrough fraud occurs when a person clicks on an ad displayed on our web site in order to generate revenue to us and to increase the cost for the advertiser. If we were unable to detect this fraudulent activity and find new evidence of past fraudulent clicks, we may have to issue refunds retroactively of amounts previously paid to us. In addition, if fraudulent clicks are not detected, the affected advertisers may experience a reduced return on their investment in our advertising programs because the fraudulent clicks would not lead to potential revenue for the advertisers.

We are also exposed to the risk that advertisers who advertise on our website will advertise interest rates on a variety of financial products that they do not intend to honor. Such “bait and switch” activity encourages consumers to contact fraudulent advertisers over legitimate advertisers because the fraudulent advertisers claim to offer a better interest rate.

Both “bait and switch” and click-through fraud would negatively affect our profitability, and could hurt our reputation and our brand. This could lead advertisers to become dissatisfied with our advertising programs, which could lead to loss of advertisers and revenue.

        We face government regulation and legal uncertainties, which could increase our costs or limit our business opportunities.

The growth and development of the market for internet commerce and communications has prompted both federal and state laws and regulations concerning the collection and use of personally identifiable information (including consumer credit and financial information under the Gramm-Leach-Bliley Act), consumer protection, the content of online publications, the taxation of online transactions and the transmission of unsolicited commercial email, popularly known as “spam.” More laws and regulations are under consideration by various governments, agencies and industry self-regulatory groups. Although our compliance with applicable federal and state laws, regulations and industry guidelines has not had a material adverse effect on us, new laws and regulations may be introduced and modifications to existing laws may be enacted that require us to make changes to our business practices. Although we believe that our practices are in compliance with applicable laws, regulations and policies, if we were required to defend our practices against investigations of state or federal agencies or if our practices were deemed to be violative of applicable laws, regulations or policies, we could be penalized and our activities enjoined. Any of the foregoing could increase the cost of conducting online activities, decrease demand for our services, and lessen our ability to effectively market our services, or otherwise materially adversely affect our business, financial condition and results of operations.

Our activities may include, among other things, the offering of stand-alone services providing fund recommendations and analysis to subscribers, in contrast to providing such information as part of a larger online financial publication of more general and regular circulation. As a result, we may in the future be required to register with the Securities and Exchange Commission as an investment advisor under the Investment Advisers Act of 1940. The securities industry in the United States is subject to extensive regulation under both federal and state laws. A failure to comply with regulations applicable to securities industry participants could materially and adversely affect our business, results of operations and financial condition. Investment advisors are subject to Securities and Exchange Commission regulations covering all aspects of the operation of their business, including, among others:

• advertising,
• record-keeping,
• conduct of directors, officers and employees, and
• supervision of advisory activities.

Violations of the regulations governing the actions of investment advisors may result in the imposition of censures or fines, the issuance of cease-and-desist orders, and the suspension or expulsion of us, our officers, or our employees from the securities business. Our ability to comply with all applicable securities laws and rules is largely dependent on our establishment and maintenance of appropriate compliance systems (including proper supervisory procedures and books and records requirements), as well as our ability to attract and retain qualified compliance personnel. Because we operate in an industry subject to extensive regulation, new regulation, changes in existing regulation, or changes in the interpretation or enforcement of existing laws and rules could have a material adverse effect on our business, results of operations and financial condition.

Our assets will include intellectual property (such as domain names).  Under accounting rules, we will be required to value these assets on an annual basis.  It is possible that the value of the assets may be impaired.

        We may not be able to protect the web site address that is important to our business.

Our web site address, or domain name, is important to our business.  The regulation of domain names is subject to change. Some proposed changes include the creation of additional top-level domains in addition to the current top-level domains, such as “.com,” “.net” and “.org.”  It is also possible that the requirements for holding a domain name could change.  Therefore, we may not be able to obtain or maintain relevant domain names for all of the areas of our business.  It may also be difficult for us to prevent third parties from acquiring domain names that are similar to ours, that infringe our trademarks or that otherwise decrease the value of our intellectual property.

        Government regulations and legal uncertainties could affect the growth of the internet.

A number of legislative and regulatory proposals under consideration by federal, state, local and foreign governmental organizations may lead to laws or regulations concerning various aspects of the internet, including online content, user privacy, access charges, liability for third-party activities and jurisdiction.  Additionally, it is uncertain as to how existing laws will be applied to the internet.  The adoption of new laws or the application of existing laws may decrease the growth in the use of the internet, which could in turn decrease the usage and demand for our services or increase our cost of doing business.

Some local telephone carriers have asserted that the increasing popularity and use of the internet have burdened the existing telecommunications infrastructure, and that many areas with high internet use have begun to experience interruptions in telephone service.  These carriers have petitioned the Federal Communications Commission to impose access fees on internet service providers and online service providers.  If access fees are imposed, the costs of communicating on the internet could increase substantially, potentially slowing the increasing use of the internet.  This could in turn decrease demand for our services or increase our cost of doing business.

        Taxation of internet transactions could slow the use of the internet.

The tax treatment of the internet and electronic commerce is currently unsettled.  A number of proposals have been made at the federal, state and local level and by various foreign governments to impose taxes on the sale of goods and services and other internet activities.  The internet Tax Information Act places a three-year moratorium on new state and local taxes on internet commerce.  However, future laws may impose taxes or other regulations on internet commerce, which could substantially impair the growth of electronic commerce.

        We depend on continued improvements to our computer network and the infrastructure of the internet.

Any failure of our computer systems that causes interruption or slower response time of our website or services could result in a smaller number of users of our website.  If sustained or repeated, these performance issues could reduce the attractiveness of our website to consumers and our products and services to investment professionals and internet advertisers.  Increases in the volume of our website traffic could also strain the capacity of our existing computer systems, which could lead to slower response times or system failures.  This would cause the number of search inquiries, other revenue producing offerings and our informational offerings to decline, any of which could hurt our revenue growth and our brand loyalty.  We may need to incur additional costs to upgrade our computer systems in order to accommodate increased demand if our systems cannot handle current or higher volumes of traffic.

The recent growth in internet traffic has caused frequent periods of decreased performance.  Our ability to increase the speed with which we provide services to consumers and to increase the scope of these services is limited by and dependent upon the speed and reliability of the internet.  Consequently, the emergence and growth of the market for our services is dependent on the performance of and future improvements to the internet.

        Our internal network infrastructure could be disrupted.

Our operations will depend upon our ability to maintain and protect our computer systems.  Our systems, when they are operational will be vulnerable to damage from break-ins, unauthorized access, vandalism, fire, earthquakes, power loss, telecommunications failures and similar events.

Experienced computer programmers, or hackers, may attempt to penetrate our network security from time to time. A hacker who penetrates our network security could misappropriate proprietary information or cause interruptions in our services.  We might be required to expend significant capital and resources to protect against, or to alleviate, problems caused by hackers.  We also may not have a timely remedy against a hacker who is able to penetrate our network security.  In addition to purposeful security breaches, the inadvertent transmission of computer viruses could expose us to litigation or to a material risk of loss.

        We could face liability for information on our website and for products and services sold over the internet.

We will provide third-party content on our website.  We could be exposed to liability with respect to this third-party information.  Persons might assert, among other things, that, by directly or indirectly providing links to websites operated by third parties, we should be liable for copyright or trademark infringement or other wrongful actions by the third parties operating those websites.  They could also assert that our third party information contains errors or omissions, and consumers could seek damages for losses incurred if they rely upon incorrect information.

We may enter into agreements with other companies under which we share with these other companies’ revenues resulting from the purchase of services through direct links to or from our web site.  These arrangements may expose us to additional legal risks and uncertainties, including local, state, federal and foreign government regulation and potential liabilities to consumers of these services, even if we do not provide the services ourselves.  We cannot assure you that any indemnification provided to us in our agreements with these parties, if available, will be adequate.  Even if these claims do not result in liability to us, we could incur significant costs in investigating and defending against these claims.  Our general liability insurance may not cover all potential claims to which we are exposed and may not be adequate to indemnify us for all liability that may be imposed.

        Acquisitions that we may undertake will involve a number of inherent risks, any of which could cause us not to realize the benefits anticipated to result.

Our strategy includes expanding our assets and operations through combinations or acquisitions.  Integrating newly-acquired businesses is expensive and time consuming.  Combinations and acquisitions involve inherent risks, such as:

•
uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities of, acquisition or other transaction candidates;

•	the potential of key management and employees of an acquired business;

•	the ability to achieve identified operating and financial synergies anticipated to result from a combination or acquisition;

•	problems that could arise from the integration of the acquired business or assets; and

•	unanticipated changes in business, industry or general economic conditions that affect the assumptions underlying the combination or acquisition.

Any one or more of these factors could cause us not to realize the benefits anticipated to result from any combination or acquisition or could result in unexpected liabilities.

                       Risks Related to Our Common Stock

        Because we became public through a reverse merger, we may not be able to attract the attention of major brokerage firms.

Additional risks are associated with us becoming public through a reverse merger. For example, security analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will want to conduct any public offerings on our behalf in the future.

        Our common stock may be considered a “penny stock” and may be difficult to sell.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock may be below $5.00 per share and therefore may be designated as a “penny stock” according to Securities and Exchange Commission rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of our stockholders to sell their shares. In addition, since our common stock is quoted on the OTC Bulletin Board, our stockholders may find it difficult to obtain accurate quotations of our common stock and may find few buyers to purchase the stock or a lack of market makers to support the stock price.

        We may engage in additional financing that could lead to dilution of existing stockholders.

We have relied on equity financing to carry on our business to date, which has consisted primarily of development, the negotiation of strategic alliances and marketing activities. Any future financings by us may result in substantial dilution of the holdings of existing stockholders and could have a negative impact on the market price of our common stock. Furthermore, we cannot assure you that such future financings will be possible.

        We do not anticipate paying additional dividends in the foreseeable future; you should not buy our stock if you expect dividends.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any additional cash dividends on our common stock in the foreseeable future.

Management’s Discussion and Analysis or Plan Of Operations.

Management’s Discussion and Analysis or Plan of Operation contains various forward-looking statements which consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “expect,” “anticipate,” “estimate,” “continue” or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements.

We caution that these statements are further qualified by important factors that could cause actual results to differ materially from those contained in the forward-looking statements, that these forward-looking statements are necessarily speculative, and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements.

    Management’s Discussion And Analysis Or Plan of Operations

In the quarter ending December 31, 2007, we completed the sale of equity securities totaling aggregate gross proceeds of $30,700,000. The proceeds were used to execute the initial phase of our business plan, which included the acquisition of certain intellectual property consisting primarily of our domain names and also funding our wholly-owned subsidiary, Fund.com Capital Inc.

We capitalized Fund.com Capital Inc. with $20,000,000 from proceeds generated from our equity placements.  On November 9, 2007, Fund.com Capital entered into a $20,000,000 certificate of deposit with an Antigua bank,  the Global Bank of Commerce, which is an affiliate of one of our significant stockholders (GBC Wealth Management Limited).  Initially the deposit is credited with earned interest at 5% per annum for a term of three years.  We have begun negotiations with the bank to change the term of the deposit to one year and to modify the interest rate from a fixed rate to a variable rate of return.  We expect that the bank will determine the variable interest rate based on an index published by EQUITIES Magazine (which is owned by our largest stockholder), and that, on that basis, Fund.com Capital  would receive a monthly credit (or have a monthly debit) to its term deposit in an amount equal to the increase or decrease in the published index. The term deposit would not be debited for decreases in the index for cumulative amounts that would result in the term deposit account being an amount less than the initial deposit amount. Subject to receipt of any necessary approvals (including the approval of Global Bank of Commerce, which approval could be withheld in its sole discretion), we may seek to use all or a portion of this $20,000,000 to fund one or more control investments.

We believe that by investing in a structured product that is benchmarked to an index published by EQUITIES Magazine, we are able to gather actual statistical and investment data.  We believe that this data is useful in further developing our business plan and that actual results are highly preferable to pro forma results or ‘back-tested’ results, which are commonly discounted by the investment community, and we believe that the investment will serve to develop an auditable track record.  This track record may assist Fund.com Capital Inc. in the future should Fund.com Capital Inc. seek to develop a registered investment product available for sale to third parties.  No decision has been taken to develop such a product or to register same with the Securities and Exchange Commission.

Our plan of operations will also consist of licensing our content to third parties.  We intend for our content to include proprietary indexes that we intend to publish, as well as service marks and trademarks associated therewith.  Third party product providers, like banks and asset management companies, license a range of indexes from our competitors, such as the Russell 2000 from the Frank Russell Companies or the S&P 500 from Standard and Poors/McGraw Hill.  We plan similar business arrangements to license our indexes in return for the payment of licensing fees.  We intend that the license fees will be charged based on a percentage of assets benchmarked to our indexes.  Therefore, we believe our success in generating license fees will be substantially dependent in structuring the index-linked products and the successful sale of those products to investors.   We believe that this represents long term recurring license income to us should our licensee be successful in marketing its index-linked bonds.  This is an arrangement that we believe is consistent with our intended plan of operations.

In addition to our index publishing business, our plan of operation is to invest in the further development of our websites.  This will include certain capital expenditures for technology, content and database management, including certain online advertising systems and affiliate marketing systems that management believes will assist in executing our customer acquisition business plan.  Our websites are anticipated to evolve over time as we introduce new content and features and generally seek to improve the customer experience and to improve the lead generating efficiency of the websites, consistent with our business plan.  In addition to databases created from parties registering at our websites, we also intend to expand our access to targeted databases of investors that may be interested in our services or our advertising clients’ services.  This is anticipated to include certain joint ventures currently in negotiations and certain database acquisitions. We currently anticipate a website with the full planned feature set accessible at www.fund.com will launch by March 2008. Prior to March 2008 we will be negotiating lead and advertising arrangements with potential customers and content and sponsorship deals with potential www.fund.com spokespeople and content contributors. We anticipate that it will cost approximately $500,000 to build www.fund.com and that pre-launch marketing costs will be approximately $250,000.

We intend to operate our online network and supporting systems on servers at a secure third-party co-location facility in the New York City area. This third-party facility will be manned, and our infrastructure and network connectivity monitored continuously, on a 24 hour a day, 365 day a year basis. This facility will be powered continuously from multiple sources, including uninterruptible power supplies and emergency power generators. The vast majority of the information presented on www.fund.com, including backend databases that serve and store information, will be stored in and delivered from server farms. We intend to have our network operational by March 2008. We anticipate it will cost approximately $200,000 in equipment and set-up fees to bring this infrastructure on-line and that reoccurring operation costs for this network including datacenter rent, bandwidth fees and maintenance fees will be approximately $20,000 per month. We intend to hire one network engineer to oversee the set-up and operation of www.fund.com.  Through our subsidiary Fund.com Capital Inc., we are generating revenue in the form of interest from our term deposit.

Our operating and capital requirements in connection with operations have been and will continue to be significant. Based on our current plans, we anticipate that revenues earned from lead generation will be the primary source of funds for operating activities. In addition to existing cash and cash equivalents, we may rely on bank borrowing, if available, or sales of securities to meet the basic capital and liquidity needs for the next 12 months. Additional capital may be sought to fund the development of www.fund.com and marketing efforts, which may also include bank borrowing, or a private placement of securities. However, we have no agreements for funding at this time and there can be no assurance that funding will be available if we require it.

Upon our inception we issued an aggregate of 18,700,000 (not giving effect to the 9-for-1 dividend on the Surviving Corporation’s Class A Common Stock and Class B Common Stock) shares of our common stock, par value $0.0001 per share, to seven investors, three of whom were co-founders of the Company.  The shares were valued at $0.0001 per share.  These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933 for transactions by an issuer not involving a public offering.  In November 2007, we issued an aggregate of 10,350,000 (not giving effect to the 9-for-1 dividend on the Surviving Corporation’s Class A Common Stock and Class B Common Stock) shares of our common stock to eight accredited investors in a private placement.  The shares were valued at $2.00 per share and received gross proceeds of $20,700,000.  On November 5, 2007, we sold 5,000,000 (not giving effect to the 9-for-1 dividend on the Surviving Corporation’s Class A Common Stock and Class B Common Stock) shares of our common stock and 2,500,000 (not giving effect to the 9-for-1 dividend on the Surviving Corporation’s Class A Common Stock and Class B Common Stock) shares of our Series A Preferred Stock to an accredited investor and received gross proceeds of $10,000,000.  Substantially all of the proceeds of the Series A Preferred Stock transaction were used to acquire the domain name www.fund.com.

Prior to the Merger and not giving effect to the 9-for-1 dividend on the Surviving Corporation’s Class A Common Stock and Class B Common Stock, Fund.com had authorized a total 110,000,000 shares, of which 105,000,000 were authorized as common stock and 5,000,000 shares were authorized as Preferred Stock and 2,500,000 shares of the Preferred Stock were designated as Series A Preferred Stock.  Following the Merger, we had authorized a total of 120,000,000 shares of common stock, par value $0.001 per share, of which 100,000,000 shares were authorized as Class A Common Stock, 10,000,000 shares were authorized as Class B Common Stock and 10,000,000 shares were authorized as Preferred Stock.  Following the Merger 43,612,335 shares of Class A Common Stock were outstanding, 6,387,665 shares of Class B Common Stock were outstanding and no shares of Preferred Stock were outstanding.

We anticipate that our cash requirements for the next 12 months for expenses related to infrastructure and business development should be approximately $1,500,000.  We believe proceeds from prior private placements will be sufficient to meet presently anticipated working capital and capital expenditure requirements over the next three months.  To the extent that we do not generate sufficient revenues we will reduce our expenses and/or seek additional financing.  As of January 15, 2008 there were no commitments for long-term capital expenditures.

    Off-Balance Sheet Arrangements.

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial conditions, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources.

Description Of Property.

Our corporate headquarters are located at 455 Broadway, 4th floor, New York, NY, 10012.  We currently sublet office facilities occupied by a company founded by our co-founders on a month-to-month basis, at no cost. The space is sufficient to maintain our operations for three months. Following such time we intend to lease rental space.

Security Ownership of Certain Beneficial Owners and Management.

As of January 15, 2008, there were 43,612,335 shares of our Class A Common Stock and 6,387,665 shares of our Class B Common Stock issued and outstanding. The following table sets forth, as of the close of business on January 15, 2008, the name of any person (including any “group”) who is known to us to be the beneficial owner of more than five percent of any class of our voting securities.   Unless otherwise indicated, the address for each person is 455 Broadway, 4th Floor, New York, New York 10012.

Name of Beneficial Owner	Class A Common Stock Shares %		Class B Common Stock Shares %		% Total Voting Power (1)
Daniel Klaus	5,429,515	12.45%	0	0	5.05%

Lucas Mann	5,429,515	12.45%	0	0	5.05%

MKL Consulting (2)	4,343,612	9.96%	0	0	4.04%

GBC Wealth Management Limited (3)	2,555,066	5.86%	0	0	2.38%

Hettinger Media Ltd. (4)	2,555,066	5.86%	0	0	2.38%

Stanwich Absolute Return Ltd. (5)	2,555,066	5.86%	0	0	2.38%

Mulsanne Enterprises Limited (6)	2,250,000	5.7%	0	0	2.33%

Equities Media Acquisition Corp Inc. (7)	0	0	6,387,665	100%	59.43%

(1)
Percentage total voting power represents voting power with respect to all shares of our Class A Common Stock and Class B Common Stock, as a single class. Each holder of Class B Common Stock is entitled to 10 votes per share of Class B Common Stock and each holder of Class A Common Stock is entitled to one vote per share of Class A Common Stock on all matters submitted to our stockholders for a vote. The Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The Class B Common Stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis.

(2)
The name of the party who has the power to vote and share power to dispose of the shares held by MKL Consulting Ltd. is Darren Rennick, our Executive Vice President and Director.  He disclaims beneficial ownership of the securities held by such entity, except to the extent of his pecuniary interest therein. The address of MKL Consulting Ltd. is c/o AIT Management Services Ltd., PO Box 1348, St. John’s, Antigua.

(3)
The name of the party whohas the share power to vote and share power to dispose of the shares held by GBC Wealth Management Limited is Brian Stuart Young. He disclaims beneficial ownership of the securities held by such entity, except to the extent of his pecuniary interest therein. The address of GBC Wealth Management Limited is #4 Woods Centre, P.O. Box W1803, St. John's, Antigua.

(4)
The name of the party who has the power to vote and share power to dispose of the shares held by Hettinger Media Ltd. is Meghann McEnroe.  She disclaims beneficial ownership of the securities held by such entity, except to the extent of her pecuniary interest therein. The address of Hettinger Media Ltd. is 9061 Keith Avenue, West Hollywood, CA 90069.

(5)
The name of the party who has the power to vote and share power to dispose of the shares held by Stanwich Absolute Return Ltd. is Norman Houston. He disclaims beneficial ownership of the securities held by such entity, except to the extent of his pecuniary interest therein. The address of Stanwich Absolute Return Ltd. is 15 Plantation Drive, Vero Beach, FL 32966.

(6)
The name of the party who has the power to vote and share power to dispose of the shares held by Mulsanne Enterprises Limited is Ymer Shahini.  He disclaims beneficial ownership of the securities held by such entity, except to the extent of his pecuniary interest therein. The address of Mulsanne Enterprises Limited is Ansbacher House, 2nd Floor, P.O. Box N-4244, East & Shirley Street, North, Nassau, Bahamas.

(7)
The name of the party who has the power to vote and share power t o dispose of the shares held by Equities Media Acquisition Corp Inc. is Arne van Roon.  He disclaims beneficial ownership of the securities held by such entity, except to the extent of his pecuniary interest therein. The address Equities Media Acquisition Corp Inc. is World Trade Centre Lugano-Agno Switzerland.

The following table sets forth, as of January 15, 2008, as to each class of equity securities of us and our subsidiaries, information with respect to shares of ours beneficially owned by our directors, named executive officers and directors and executive officers as a group.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Class A Common Stock, par value $0.001 per share	Daniel Klaus (1)	5,429,515	12.45%

Class A Common Stock, par value $0.001 per share	Lucas Mann (2)	5,429,515	12.45%

Class A Common Stock, par value $0.001 per share	MKL Consulting (3)	4,343,612	9.96%

(1)	Acting Chief Executive Officer and Director.
(2)	Chief Marketing Officer and Director.
(2)	Darren Rennick, Executive Vice President and Director is the beneficial owner of all of the shares of MKL Consulting Ltd. an Antigua, International Business Corporation.

Directors, Executive Officers, Promoters and Control Persons.

The names, age and position of all of our directors and executive officers and all persons nominated or chosen to become such, as of January 15, 2008, are as follows:

Name	Age	Position
Daniel Klaus	34	Acting Chief Executive Officer, Director and Co-Founder

Michael Hlavsa	54	Chief Financial Officer and Director

Lucas Mann	28	Chief Marketing Officer, Director and Co-Founder

Raymond Lang	48	Chief Executive Officer (effective February 1, 2008)

Darren Rennick	39	Executive Vice President, Director and Co-Founder

Daniel Klaus – Acting Chief Executive Officer, Director and Co-Founder

Mr. Klaus has served as our Chief Executive Officer and as our Director since October 2007.  Mr. Klaus is an entrepreneur and investor in new media companies, including Internet-based media companies. From April 2006 to the present Mr. Klaus has served as Chief Executive Officer of the online media company Music Nation, Inc. a company he co-founded and has lead through three rounds of institutional debt and equity financings. Mr. Klaus has served on the board of directors of Music Nation since July 2006.  From June 2006 to January 2006 Mr. Klaus served as Managing Director of SoundBank, a special opportunities fund. While at Soundbank and since 2001, Mr. Klaus has been the Chief Executive Officer and Founder of Fabric Group, LLC a media advisory firm with such clients as Goldman Sachs, Cheyne Capital, Bertelsmann, Yahoo! Inc., Music Match and Sony Pictures. Prior to 2001, Mr. Klaus launched BrandFarm, an on-line incubator. In 2007, Mr. Klaus was named a top 100 Internet executives in New Yorkby Silicon Alley, a leading Internet publication affiliated with Music Nation.

Darren M. Rennick – Executive Vice President,  Director and Co-Founder; President Fund.com Technologies Inc.

Mr. Rennick has served as our Director since September 2007 and from September 2007 to January 2008 served as our President.  Mr. Rennick served as chief executive officer of Prolexic Technologies Inc., an industry leading internet security company, from March 2004 to February 2007 and has acted as a consultant to it since February 2007.  From October 1999 to November 2001, Mr. Rennick served as a director, president and co-founder of IQ-Ludorum plc, a software company that developed gaming technology. From February 2002 to December 2006 served as managing director of Digital Gaming Solutions another gaming technology company.  Mr. Rennick holds a BA from the University of Toronto and an MBA from the University of Western Ontario.

Michael Hlavsa – Chief Financial Officer and Director

Mr. Hlavsa has served as our Chief Financial Officer and as our Director since November 2007.  Mr. Hlavsa is both a Certified Public Accountant and a Certified Internal Auditor.  From its inception in March 2007 to the present, Mr. Hlavsa has served as Chief Financial Officer and a Director of Asia Special Situation Acquisition Corp., a blank check company.  From October 2004 to the present, Mr. Hlavsa has been the principal owner of Signature Gaming Management LLC, a consulting firm specializing in advising emerging companies engaged in gaming operations.

Mr. Hlavsa is presently serving as the Interim Chief Financial Officer of the Kiowa Casino Operating Authority, a Native American entity, responsible for the financial aspects of the casino and for leading the restructuring of $80 million in debt.  From February 2005 to August 2005 Mr. Hlavsa served as chief executive officer for Titan Cruise Lines, a casino business which operated a 2,000 passenger ship and high speed shuttles. From July 2001 to October 2004, Mr. Hlavsa was the Chief Executive Officer of SunCruz Casinos, the largest day cruise gaming company in the United States. From 1997 to 2000, Mr. Hlavsa was Managing Partner at Casino Princesa in Miami, Florida where he was responsible for the development and operation of a large mega-yacht gaming vessel. From 1993 to 1997, he served as Chief Financial Officer and also Vice President, Midwest Region, for Lady Luck Gaming Corporation, a publicly traded company. From 1991 to 1993, Mr. Hlavsa was the Vice President of Finance and Administration for the Sands Hotel and Casino in Las Vegas, Nevada. His first 12 years of gaming experience was in Atlantic City, New Jersey in various audit and finance positions with well-established gaming companies such as Caesars, Tropicana and Trump Plaza. He received a bachelor of science degree from Canisius College in Buffalo, New York in 1975.

Lucas Mann – Chief Marketing Officer, Director and Co-Founder

Mr. Mann has served as our Chief Marketing Officer and as our Director since October 2007. Mr. Mann has most recently served as Chief Marketing Officer and Co-Founder of online media company, Music Nation, from May 2006 to present. Previously, from 2004 to 2006 Mr. Mann served as president of Clique Inc./Sparkart LLC, a Silicon Valley-based new media company. While at Clique, Inc., Mr. Mann focused on monetizing intellectual property via the creation of brand extensions such as websites, fanclubs, merchandise and new technologies for entertainment companies like Universal Music Group and Warner Music Group. Additionally, Mr. Mann founded Mann Media Partners, a Los Angeles-based consultancy firm, developed new entertainment product distribution strategies and offered brand and design consulting for clients including Warner Bros. Records, EMI, and Major League Baseball atheletes, among others.  During 2002 and 2003 Mr. Mann split time between Warner Bros. Records, developing and executing marketing plans for some of the worlds best knows musical acts, and his own management company, handling all aspects of the career of several successful artists.

Raymond Lang -  Chief Executive Officer (effective as of February 1, 2008)

From April 2005 to January 2008, Mr. Lang served as Chief Operating Officer and Chief Compliance Officer of Clear Asset Management, an independent asset management firm specializing in proprietary index and ETF construction. From August 2001 to January 2005 Mr. Lang served as Managing Director at BNY Capital Markets Inc. as an investment banker.  From March 1995 to June 2000 Mr. Lang served as Managing Director at Fortis and its predecessor MeesPierson specializing in structured equity finance. Prior to these positions, Mr. Lang acted as SVP and Head of Equity Structured Finance at a Japanese investment firm and Corporate Counsel at Credit Suisse First Boston where he worked for ten years. Mr. Lang has been a member of the New York bar since 1996.  Mr. Lang holds a BA from Fordham University and a JD from New York Law School.

Executive Compensation.

The table below summarizes the compensation earned for services rendered by the individuals noted to us in all capacities, for the years indicated:

Name and Principal Position	Year	Salary ($)	Option Awards ($)	Total
Daniel Klaus, Acting Chief Executive Officer and Director	2007	$25,000		$25,000

Lucas Mann, Chief Marketing Officer and Director	2007	$25,000		$25,000

Darren Rennick, Executive Vice President and Director	2007	$62,500		$62,500

Michael Hlavsa, Chief Financial Officer (1)	2007		(2)

Raymond Lang, Chief Executive Officer (effective February 1, 2008) (3)	2007		(4)

(1)	Mr. Hlavsa received no compensation in 2007. He will begin to receive salary effective February 1, 2008.
(2)
Mr. Hlavsa received a stock option grant to purchase 138,024 shares of our common stock with an exercise price of $2.30 per share, pursuant to the 2007 Stock Incentive Plan, December 27, 2007.  These options will, but have not yet been, valued pursuant to FAS 123R.

(3)	Mr. Lang received no compensation in 2007. He will begin to receive salary effective February 1, 2008.
(4)
Mr. Lang received a stock option grant to purchase 1,938,087 shares of our common stock with an exercise price of $2.30 per share, pursuant to the 2007 Stock Incentive Plan, December 27, 2007.  These options will, but have not yet been, valued pursuant to FAS 123R.

None of our directors receive an annual fee for services nor do we pay fees to directors for their attendance at meetings; however, we may adopt a policy of making such payments in the future. We will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

    Employment Agreements

We entered into employment agreements with Raymond Lang, who will become our Chief Executive Officer effective February 1, 2008, and  Michael Hlavsa, our Chief Financial Officer.  We have no other employment agreements with our executive officers.

Mr. Lang. On December 20, 2007 we entered into an employment agreement with Raymond Lang.  Pursuant to the agreement, beginning February 1, 2008, Mr. Lang will serve as our Chief Executive Officer.  Unless terminated earlier, the term of the agreement is scheduled to expire on February 1, 2011.  Mr. Lang will receive a salary of no less than $250,000 per annum and will be eligible to participate in any bonus or incentive compensation plans that we establish for senior executives. We will pay the premium for health care coverage for him and his dependents.  He received a stock option grant to purchase 1,938,087 shares of our common stock with an exercise price of $2.30 per share. In the event his employment is terminated by us without “Cause” or he resigns with “Good Reason” as these terms are defined in the employment agreement, we will be obligated to pay to him (i) his base salary though the date of termination, (ii) any bonus earned in the previous year but not yet paid, (iii) any accrued vacation through the date of termination, (iv) pro rata bonus for the year of termination, calculated and payable after year-end, and (v) a lump-sum amount equal to 9 months’ base salary.

Mr. Hlavsa. On October 30, 2007 we entered into an at-will employment agreement with Mr. Hlavsa.  Under the agreement, Mr. Hlavsa was scheduled to commence employment November 15, 2007; however, he will now commence employment February 1, 2008.  Mr. Hlavsa will receive an annual base salary of $120,000 per annum.  In addition, Mr. Hlavsa is eligible for a performance bonus of up to $120,000 subject to the achievement of reasonable performance metrics, as determined by the Board.  He received a stock option grant to purchase 138,024 shares of our common stock with an exercise price of $2.30.

    Stock Incentive Plan

On December 27, 2007, our Board of Directors approved the Fund.com, Inc. 2007 Stock Incentive Plan for the issuance of up to 5,814,261 shares of our common stock.  The plan was approved by our stockholders on December 27, 2007.   We intend to make all of our equity-based awards on a going-forward basis under the stock incentive plan. The purpose of our stock incentive plan is to attract, retain and motivate officers and other key employees and to provide these persons with incentives and rewards for superior performance and contribution.

The plan is administered by the Board of Directors, however the board may delegate any or all of its administrative functions to one or more committees. The board may select plan participants and authorize grants.  The award agreements issued under the stock incentive plan list the exercise price, the conditions and restrictions that must be satisfied for an individual to vest in an award and the term of the award.  The terms of the award agreements may differ from participant to participant, and the board has discretion to accelerate vesting in the event of a change in control or other events.

The board may amend, suspend, or terminate the 2007 Stock Incentive Plan at any time and for any reason. If not terminated earlier, the plan will automatically terminate on December 27, 2017.

Certain Relationships and Related Transactions, and Director Independence.

    Transactions With Related Persons, Promoters and Certain Control Persons.

Under a Subscription Agreement dated September 30, 2007 between the Company and Equities Media Acquisition Corp we issued 5,000,000 (not giving effect to the 9-for-1 dividend on the Surviving Corporation’s Class A Common Stock and Class B Common Stock) common shares and 2,500,000 (not giving effect to the 9-for-1 dividend on the Surviving Corporation’s Class A Common Stock and Class B Common Stock) Series A Preferred Shares to Equities Media Acquisition Corp Inc. and received gross proceeds of $10,000,000.  Pursuant to this transaction Equities Media Acquisition Corp Inc. has voting control over our company.  The proceeds from this transaction were principally used to acquire the “www.fund.com” domain name.

On November 9, 2007, our wholly-owned subsidiary Fund.com Capital Inc., placed $20,000,000 into a fixed deposit with the Global Bank of Commerce Limited, the parent of one of our shareholders (GBC Wealth Management Limited) at an interest rate of 5.00% per annum for a term of three years.  We intend to change the terms of the deposit to bear interest at a variable rate, among other things.  The Global Bank of Commerce Limited may swap the certificate of deposit at any time with an annuity policy issued to the Global Bank of Commerce Limited by an unrelated third party.

We currently use office space of an affiliate of two of our Directors, one of whom is our acting CEO, at no cost to us.

We intend to enter into licensing and consulting agreements with EQUITIES Magazine (an affiliate of significant shareholder Equities Media Acquisition Corp Inc.) pursuant to which we will license an index published by EQUITIES Magazine and pursuant to which the variable interest rate of our CD will be determined.

    Director Independence.

We have no independent directors.

Description of Securities.

As of January 15, 2008, we had authorized a total of 120,000,000 shares of par value $0.001 stock, of which 100,000,000 shares were authorized as Class A Common Stock, 10,000,000 shares were authorized as Class B Common Stock and 10,000,000 shares were authorized as Preferred Stock, with 43,612,335 shares of Class A Common Stock, and 6,387,665 shares of Class B Common Stock and no shares of Preferred Stock issued and outstanding.

    Common stock

We have two classes of authorized common stock, Class A Common Stock and Class B Common Stock. The rights of the holders of Class A Common Stock and Class B Common Stock are identical, except with respect to voting and conversion. Each share of Class A Common Stock is entitled to one vote per share. Each share of Class B Common Stock is entitled to ten votes per share and is convertible at any time into one share of Class A Common stock. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors (taking into account the ten votes per share of the Class B Common Stock holders) can elect all of the directors. The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to common stock. All of the outstanding shares of common stock are, and the shares of common stock offered hereby, will be duly authorized, validly issued, fully paid and nonassessable

    Class A Common Stock

Holders of our Class A Common Stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders.

    Class B Common Stock

The holders of our Class B Common Stock have the right to ten (10) votes (the “Voting Ratio”) for each share of Class B Common Stock and vote as a class with the holders of our Class A Common Stock, except as otherwise required by Delaware law.

    Conversion

The holders of our Class B Common Stock have the right to convert each share of Class B Common Stock into one share of Class A Common Stock (adjusted to reflect subsequent stock splits, combinations, stock dividends and recapitalizations).  Upon the sale or transfer of any share of Class B Common Stock each such share of Class B Common Stock shall automatically be converted, effective as of the date of such sale or transfer, into one share of Class A Common Stock (adjusted to reflect subsequent stock splits, combinations, stock dividends and recapitalizations). The Company shall reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be sufficient to effect the conversion of all outstanding shares of Class B Common Stock.

    Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control.

As of January 15, 2008 no shares of our authorized preferred stock are outstanding.

    Warrants

As of January 15, 2008, we had no outstanding warrants to acquire common shares.

Market Price of and Dividends on the Registrant’s Common Equity and Other Shareholder Matters.

Our common stock trades in the over-the-counter market and is quoted on the OTC Bulletin Board under the trading symbol ESVH. We will obtain a new ticker symbol for quotation on the OTC Bulletin Board to reflect the name Fund.com Inc.

On January 4, 2008, Eastern Services Holdings, Inc. declared a 900% dividend on its Common Stock, par value $0.001, or nine shares for each share of Common Stock, to all holders of record on January 15, 2008.

None of our shares can currently be sold pursuant to Rule 144 under the Securities Act of 1933.  We have not agreed to register any of our shares under the Securities Act of 1933 for sale by security holders.

As of January 15, 2008, there were approximately twenty-one (21) holders of record of our Class A Common Stock and one (1) holder of record of our Class B Common Stock.

On December 27, 2007, the board of directors approved the Fund.com, Inc. 2007 Stock Incentive Plan for the issuance of up to 5,814,261 shares of our common stock.  Our stockholders approved the plan on December 27, 2007.  The following table sets forth information under which shares of our equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights. (a)	Weighted average exercise price of outstanding options, warrants and rights. (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)). (c)
Equity compensation plans approved by security holders……	1,800,063 (1)	$2.30	4,014,198

Equity compensation plans not approved by security holders…….	0	0	0

Total…………………	1,800,063	$2.30	4,014,198

(1)         Represents those grants made to Mr. Hlavsa and Mr. Lang pursuant to the 2007 Stock Incentive Plan.

Legal Proceedings.

We are not a party to any  pending legal proceedings.  Our property is not the subject of a pending legal proceeding.

Changes in and Disagreements With Accountants.

Our principal independent accountant has not resigned or been dismissed.

Recent Sales of Unregistered Securities.

Upon our inception we issued an aggregate of 18,700,000 (not giving effect to the 9-for-1 dividend on the Surviving Corporation’s Class A Common Stock and Class B Common Stock) shares of our common stock, par value $0.0001 per share, to seven investors, three of whom were co-founders of the Company.  The shares were valued at $0.0001 per share.  These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933 for transactions by an issuer not involving a public offering.  The shares contain a legend restricting their transferability absent registration or applicable exemption.

On November 5, 2007, we issued an aggregate of 5,000,000 (not giving effect to the 9-for-1 dividend on the Surviving Corporation’s Class A Common Stock and Class B Common Stock) shares of our common stock and 2,500,000 (not giving effect to the 9-for-1 dividend on the Surviving Corporation’s Class A Common Stock and Class B Common Stock) of our Series A Preferred Stock to an accredited investor for gross proceeds of $10,000,000.  These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933 for transactions by an issuer not involving a public offering.  The securities contain a legend restricting their transferability absent registration or applicable exemption.  The sale was arranged directly between us and the investor and no sales commission was paid in connection with the private placement.

In November 2007, we issued an aggregate of 10,350,000 (not giving effect to the 9-for-1 dividend on the Surviving Corporation’s Class A Common Stock and Class B Common Stock) shares of our common stock to eight accredited investors.  The shares were valued at $2.00 per share and resulted in gross proceeds to us of $20,700,000.  These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933 for transactions by an issuer not involving a public offering.  The securities contain a legend restricting their transferability absent registration or applicable exemption.  The sale was arranged directly between us and the investor and no sales commission was paid in connection with the private placement.  The agreements related to the issuance of these shares grant the investors certain “demand” and “piggyback” registration rights.  Under the terms of the “demand” registration rights we must register the shares of common stock held by such investor upon demand.  Under the terms of the “piggyback” registration rights, if we propose to register our common stock under the Securities Act (other than a registration relating solely to employee benefit plans or a business combination transaction or requiring information not substantially similar to the information required in connection with a registration of our common stock), we must  give notice to each holder of the proposed registration and use our best efforts to include in such registration such holders registrable securities (as defined in the registration rights agreement) if requested. These registration rights terminate if the shares of common stock are eligible to be sold under Rule 144(k) under the Securities Act.

Prior to the merger and not giving effect to the 9-for-1 dividend on the Surviving Corporation’s Class A Common Stock and Class B Common Stock, Fund.com had authorized a total 110,000,000 shares, of which 105,000,000 were authorized as common stock and 5,000,000 shares were authorized as Preferred Stock, 2,500,000 shares of the Preferred Stock were designated as Series A Preferred Stock.  Following the merger, we had authorized a total of 120,000,000 shares of par value $0.001 stock, of which 100,000,000 shares were authorized as Class A Common Stock, 10,000,000 shares were authorized as Class B Common Stock and 10,000,000 shares were authorized as Preferred Stock. Following the Merger 43,612,335 shares of Class A Common Stock were outstanding, 6,387,665 shares of Class B Common Stock were outstanding and no shares of Preferred Stock were outstanding.

On January 15, 2008, we issued an aggregate of 50,000,000 shares of our common stock, par value $0.001 per share, to the existing stockholders of Fund.com and Eastern Services Holdings Inc.in connection with the Merger. These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933 for transactions by an issuer not involving a public offering.

Indemnification of Directors and Officers.

We are a corporation organized under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

As permitted by Section 145 of the DGCL, Article VIII of our Certificate of Incorporation provides:

The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), indemnify any and all persons whom it shall have power to indemnify under said Section from and against any all of the expenses and liabilities or other matters referred to in or covered by said Section. Such indemnification shall be mandatory and not discretionary.  Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater than or different from that provided in this Article VIII and the Corporation may purchase and maintain insurance on behalf of any director or officer to the extent provided by Section 145 of the General Corporation Law of the State of Delaware.  Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

The Corporation shall, to the fullest extent permitted by the Delaware General Corporation Law, advance all costs and expenses (including, without limitation, attorneys’ fees and expenses) incurred by any director or officer within 15 days of the presentation of same to the Corporation, with respect to any one or more actions, suits or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation or serves or served at the request of the Corporation as a director, officer, partner, trustee, agent or employee of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, so long as the Corporation receives from the director or officer an unsecured undertaking to repay such expenses if it is ultimately determined that such director or officer is not entitled to be indemnified by the Corporation under the Delaware General Corporation Law. Such obligation to advance costs and expenses shall be mandatory, and not discretionary, and shall include, without limitation, costs and expenses incurred in asserting affirmative defenses, counterclaims and crossclaims.  Such undertaking to repay may, if first requested in writing by the applicable director or officer, be on behalf of (rather than by) such director or officer, provided that in such case the Corporation shall have the right to approve the party making such undertaking.

The indemnification and advancement of expenses provided for herein shall not be deemed to be exclusive of any other rights to which those indemnified or entitled to advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Our Certificate of Incorporation also limits the personal liability of directors for monetary damages in certain instances and eliminates director liability for monetary damages arising from any breach of a directors’ duty of care.

We intend to maintain insurance on behalf of any person who is or was a director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against such liability under the provisions of our Certificate of Incorporation.

Item 3.02    Unregistered Sale Of Equity Securities

On January 15, 2008, we issued an aggregate of 43,612,335 shares of  our Class A Common Stock, par value $0.001 per share, to the existing stockholders of Fund.com, and 6,387,665 shares of our Class B Common Stock, par value $0.001 per share to Equities Media Acquisition Corp Inc., in connection with the merger. These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933 for transactions by an issuer not involving a public offering.

Item 5.01    Changes In Control Of Registrant

The information set forth in Items 1.01 and 2.01 is hereby incorporated by reference.

Item 5.02    Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 is hereby incorporated by reference.

Item 5.06    Change In Shell Company Status.

The information set forth in Items 1.01 and 2.01 is hereby incorporated by reference.  As a result of the completion of the Merger described in Items 1.01 and 2.01, we ceased being a “shell company”, as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

Item 9.01    Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired.

The financial statements of Fund.com, Inc. for the fiscal year ended September 30, 2007 are incorporated herein by reference to Exhibit 99.1 to this Current Report on Form 8-K.

(b)    Pro Forma Financial Information.

On January 15, 2008, we completed the Merger with Eastern Services Holdings, Inc. The unaudited pro forma condensed combined financial data incorporated herein by reference to Exhibit 99.2 to this Current Report on Form 8-K is derived from the historical consolidated financial statements of Eastern Services Holdings, Inc., which are included in this report, and our historical financial statements.

The unaudited pro forma condensed combined balance sheet information is presented on an adjusted basis as if the above business combinations had occurred on September 30, 2007.

The unaudited pro forma condensed combined statement of operations for the twelve months ended September 30, 2007 combines the historical audited consolidated statement of operations for Eastern Services Holdings, Inc. with our historical statement of operations for the nine months ended September 30, 2007. Eastern Services Holdings, Inc.’s fiscal year end was December 31, 2006 and, consequently, its historical statement of operations is derived from the quarterly statements for the twelve months ended December 31, 2006. The unaudited pro forma condensed combined statements of operations give effect to the merger as if it had occurred on September 30,2007.

The unaudited pro forma condensed combined statement of operations for the three months ended September 30, 2007 combines the historical unaudited consolidated statement of operations for Eastern Services Holdings, Inc. and us for the three months then ended.

The Merger has been accounted for as a reverse acquisition and, as explained in the notes to the unaudited proforma condensed statements, we are considered the accounting acquirer.

The pro forma adjustments are based on currently available information and upon assumptions that our management believes are reasonable under the circumstances.

You should read the pro forma statements incorporated herein by reference to Exhibit 99.2 to this Current Report on Form 8-K  in conjunction with “Management’s Discussion and Analysis or Plan of Operations” in Item 2.01 of this Current Report on Form 8-K, and the financial statements and related notes of us incorporated herein by reference to Exhibits 99.1 to this Current Report on Form 8-K.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only. They do not purport to represent what the results of operations and financial position of the combined entities would have been had the business combinations actually occurred as of the dates indicated, and they do not purport to project or predict the future results of operations or financial position of the combined entities.

(c)    Shell Company Transactions.

See paragraphs (a) and (b) above.

(d)    Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 15, 2008, between Fund.com, Inc. and Eastern Services Holdings, Inc.
3.1	Amended and Restated Certificate of Incorporation of Eastern Services Holdings, Inc.
3.2	Bylaws of Fund.com
4.1	Form of Common Stock Subscription Agreement
4.2	Subscription Agreement, dated as of November 12, 2007, between Meade Technologies Inc. and Equities Media Acquisition Corp Inc.
10.1	Fund.com, Inc. 2007 Stock Incentive Plan
10.2	Employment Agreement, dated as of December 20, 2007, between Meade Technologies Inc. and Raymond Lang
10.3	Employment Agreement, dated as of October 30, 2007, between Meade Technologies Inc. and Michael Hlavsa
10.4	Certificate of Deposit Agreement, dated as of November 9, 2007 between Meade Capital Inc. and Global Bank of Commerce Limited
21	Subsidiaries of the Registrant
99.1	Financial statements of Fund.com, Inc. for the fiscal year ended September 30, 2007
99.2	Pro forma combined financial data derived from the historical consolidated financial statements of Fund.com and Eastern Services Holdings, Inc.
99.3	Press Release

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN SERVICES HOLDINGS, INC.

Date: January 17, 2008	By: /s/ Daniel Klaus
Name: Daniel Klaus
Title: Acting Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 15, 2008, between Fund.com, Inc. and Eastern Services Holdings, Inc.
3.1	Amended and Restated Certificate of Incorporation of Eastern Services Holdings, Inc.
3.2	Bylaws of Fund.com
4.1	Form of Common Stock Subscription Agreement
4.2	Subscription Agreement, dated as of November 12, 2007, between Meade Technologies Inc. and Equities Media Acquisition Corp Inc.
10.1	Fund.com, Inc. 2007 Stock Incentive Plan
10.2	Employment Agreement, dated as of December 20, 2007, between Meade Technologies Inc. and Raymond Lang
10.3	Employment Agreement, dated as of October 30, 2007, between Meade Technologies Inc. and Michael Hlavsa
10.4	Certificate of Deposit Agreement, dated as of November 9, 2007 between Meade Capital Inc. and Global Bank of Commerce Limited
21	Subsidiaries of the Registrant
99.1	Financial statements of Fund.com, Inc. for the fiscal year ended September 30, 2007
99.2	Pro forma combined financial data derived from the historical consolidated financial statements of Fund.com and Eastern Services Holdings, Inc.
99.3	Press Release